UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020 (August 21, 2020)

JIN WAN HONG INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-197724	30-0809134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1101, Block E, Guang Hua Yuan, 2031 Bin He Nan Road

FuTian District, Shenzhen City, China

(Address of principal executive offices)(Zip Code)

(516) 422-6285

+ 86 186-3876-7939

(Registrant's telephone number)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 21, 2020 Jin Wan Hong International Holdings Limited announced that its subsidiary, Shenzhen Qianhai Jin Wan Hong Industrial Ltd. (Shenzhen Qianhai), has signed a contract with China Daily News Information Center (CDNIC), which enables Shenzhen Qianhai to perform on-line live streaming sales events on Douyin (a social media video app in China) on CDNIC’s “People’s Brand” account. Shenzhen Qianhai will do 12 streaming events through July 21, 2021. CDNIC will also market the streaming on other platforms and assist the streaming of these events.The first live event will be held Saturday, August 22, 2020 at 8:00 p.m. (China) time, 8:00 a.m. (EST).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jin Wan Hong International Holdings Limited

Date: August 21, 2020	By:	/s/ Shufeng Lu
Shufeng Lu
President, Chairman

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